SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:
___      Preliminary Information Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
_X_      Definitive Information Statement

                           Sierra Monitor Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


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


                           SIERRA MONITOR CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 16, 2000

TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Sierra Monitor Corporation (the "Company") will be held at the Company's principal executive offices located at 1991 Tarob Court, Milpitas, California, on Tuesday, May 16, 2000, at 10:00 a.m. local time, for the following purposes:

         1. To elect directors to serve for the ensuing year and until their successors are elected.

         2. To authorize an increase of 500,000 shares of Common Stock to be made available for issuance under the Company's 1996 Stock Option Plan;

         3. To ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Information Statement accompanying this Notice and in the Annual Report on Form 10-KSB which was separately mailed to shareholders on March 31, 2000.

         Only shareholders of record at the close of business on April 3, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person.

                                                     For the Board of Directors
                                                     SIERRA MONITOR CORPORATION


                                                     /s/ Gordon R. Arnold

                                                     Gordon R. Arnold
                                                     President

Milpitas, California
April 7, 2000

--------------------------------------------------------------------------------
                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY
--------------------------------------------------------------------------------

                           SIERRA MONITOR CORPORATION

                            INFORMATION STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 16, 2000

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

         The enclosed Information Statement has been prepared on behalf of the Board of Directors of Sierra Monitor Corporation, a California corporation ("Sierra Monitor" or the "Company"), with respect to Sierra Monitor's Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 16, 2000, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

         Sierra Monitor's principal executive offices are located at 1991 Tarob Court, Milpitas, CA 95035. The telephone number at that address is (408) 262-6611.

         This Information Statement was mailed on or about April 7, 2000 to all shareholders entitled to vote at the Annual Meeting.

                          INFORMATION CONCERNING VOTING

Record Date and Shares Outstanding

         Shareholders of record at the close of business on April 3, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, Sierra Monitor had issued and outstanding 10,967,588 shares of Common Stock.

Voting

         Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than the number of directors to be elected. No shareholder, however, shall be entitled to cumulate votes for any candidate unless (i) the candidate's name has been placed in nomination prior to the voting and (ii) the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote. Votes against a particular proposal are counted for purposes of determining the presence or absence of a quorum and are also counted as having been "voted" with respect to the proposal for purposes of determining whether the requisite majority of voting shares has been obtained. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting. The Company further believes that abstentions should be counted as having been voted with respect to the election of directors or the other proposals set forth herein for purposes of determining whether the requisite majority of the shares has been obtained. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions with respect to the election of directors and the proposals set forth herein in this manner.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

Nominees

         A board of four directors is to be elected at the Annual Meeting. The Board of Directors of Sierra Monitor has authorized the nomination at the Annual Meeting of the persons named below as candidates. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the shareholders may vote for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The directors elected will hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

         The names of the  nominees and certain  information  about them are set forth below:
                                                                                                    Director
        Name of Nominee               Age                     Principal Occupation                    Since
--------------------------------  ------------   -----------------------------------------------  --------------
Gordon R. Arnold                      54         President, Chief Financial Officer, Secretary        1989
                                                 and Director of the Company

C. Richard Kramlich                   64         General Partner, New Enterprise Associates -         1989
                                                 Venture Capital

Jay T. Last                           70         President, Hillcrest Press                           1989

Robert C. Marshall                    68         Principal, Selby Venture Partners                    1998

----------------------------------------------------------------------------------------------------------------

         GORDON R. ARNOLD joined Sierra Monitor Corporation, a California corporation ("Old Sierra"), in December 1979 as Operations Manager and Vice President. He became President in 1984 and Chief Executive Officer in April 1985. In September 1989, Old Sierra merged into UMF Systems, Inc., a California corporation ("UMF"), and UMF changed its name to "Sierra Monitor Corporation." Mr. Arnold has served as the Company's President and Chief Financial Officer since the merger and as the Company's Secretary since February 1993. Mr. Arnold was also a director of Old Sierra from 1984 until the merger with UMF.

         C. RICHARD KRAMLICH became a director of Old Sierra in February 1980 and remained a director of the Company following the merger between Old Sierra and UMF. Since 1978, he has been a General Partner of New Enterprise Associates, a venture capital firm. Mr. Kramlich is also a director of Com 21, Juniper Networks, Chalone Inc., Lumisys, Inc., Silicon Graphics and NetSolve.

         JAY T. LAST was a director of UMF from 1977 until September 1989 and became a director of the Company following the merger of Old Sierra and UMF. Mr. Last is the President of Hillcrest Press, a publishing company, and has been a business and technical consultant for over five years.

         ROBERT C. MARSHALL has been the principal Selby Venture Partners, a venture capital firm, since October 1997. Mr. Marshall was President and CEO of Infogear Technology from April 1996 to October 1997. Prior to April 1996 Mr. Marshall held senior management positions with Tandem Computers for more than 20 years.

Vote Required

         The four nominees receiving the highest number of affirmative votes of the shares entitled to vote shall be elected as directors of the Company. Votes withheld from any directors are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under California law.

Recommendation of the Board of Directors

         The Board of Directors recommends that the shareholders vote FOR the re-election of the above-named directors to the Board of Directors of the Company.

                 PROPOSAL TWO - AMENDMENT TO THE 1996 STOCK PLAN

         The Company's Board of Directors and shareholders have previously adopted and approved the Company's 1996 Stock Plan (the "1996 Plan"). A total of 600,000 shares of Common Stock were initially reserved for issuance under the 1996 Plan. On January 19, 2000, the Board of Directors approved an amendment to the 1996 Plan, subject to shareholder approval, to increase the shares reserved for issuance thereunder by 500,000 shares, bringing the aggregate number of shares issuable under the 1996 Plan to 1,100,000.

         As of the Record Date, only 80,000 shares remained available for future issuance under the 1996 Plan.

         At the Annual Meeting, the shareholders of the Company are being asked to approve an amendment to the 1996 Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares, bringing the total number of shares issuable under the 1996 Plan to 1,100,000. The Board believes that the amendment will enable the Company to continue its policy of widespread employee stock ownership as a means of motivating high levels of performance and recognizing key employee accomplishments.

Summary of the 1996 Plan

         General. The purpose of the 1996 Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the 1996 Plan. Options granted under the 1996 Plan may be either "incentive stock options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonstatutory" stock options.

         Administration. The Plan may generally be administered by the Board or a committee appointed by the Board. However, with respect to grants of options to employees who are also officers or directors of the Company ("Insiders"), the 1996 Plan shall be administered by: (i) the Board if the Board may administer the Plan in a manner complying with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor rule thereto ("Rule 16b-3") with respect to a plan under which discretionary grants and awards of equity securities are to be made to Insiders; or (ii) a committee designated by the Board to administer the 1996 Plan, which committee shall be constituted to comply with the rules under Rule 16b-3 governing a plan under which discretionary grants and awards of equity securities are to be made to Insiders. The administrators of the 1996 Plan are referred to herein as the "Administrator."

         Eligibility; Limitations. Nonstatutory stock options and stock purchase rights may be granted under the 1996 Plan to employees and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

         Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the 1996 Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 100,000 shares of Common Stock. Notwithstanding this limit, however, in connection with an employee's initial employment, he or she may be granted options or stock purchase rights to purchase up to an additional 25,000 shares of Common Stock.

         Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

          (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the 1996 Plan generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1996 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

          (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

          (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the 1996 Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

          (e) Death or Disability. If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the 1996 Plan expire on the earlier of (i) 12 months from the date of such termination or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

          (g) Nontransferability of Options: Options granted under the 1996 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercisable during the optionee's lifetime only by the optionee.

          (h) Other Provisions: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

         Stock Purchase Rights. A stock purchase right under the 1996 Plan gives the purchaser a period of no longer than 6 months from the date of grant to purchase Common Stock. A stock purchase right is accepted by the execution of a restricted stock purchase agreement between the Company and the purchaser, accompanied by the payment of the purchase price for the shares. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall give the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death and disability). The purchase price for any shares repurchased by the Company shall be the original price paid by the purchaser. The repurchase option lapses at a rate determined by the Administrator. A stock purchase right is nontransferable other than by will or the laws of descent and distribution, and may be exercisable during the optionee's lifetime only by the optionee.

         Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1996 Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 1996 Plan, and the exercise price of any such outstanding option or stock purchase right.

         In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

         In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

         Amendment and Termination of the Plan. The Board may amend, alter, suspend or terminate the 1996 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the 1996 Plan to the extent necessary to comply with Rule 16b-3, Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board or shareholders may alter or impair any option or stock purchase right previously granted under the 1996 Plan without the written consent of the optionee. Unless terminated earlier, the 1996 Plan shall terminate ten years from the date of its approval by the shareholders or the Board of the Company, whichever is earlier.

Federal Income Tax Consequences

         Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair  market  value of the shares at the date of the option  exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

         Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

         Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

         The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

         The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights, and the Company with respect to the grant and exercise of options and stock purchase rights under the 1996 Plan and does not purport to be complete. In addition, this summary does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

Vote Required

         The approval of the amendment to the 1996 Plan requires the affirmative vote of the holders of a majority of shares present at the Annual Meeting in person or by proxy and entitled to vote as of the Record Date.

Recommendation of the Board of Directors

         The Board of Directors recommends that the shareholders vote FOR the amendment of the 1996 Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares to an aggregate of 1,100,000 shares.

                 PROPOSAL THREE - RATIFICATION OF APPOINTMENT OF
                             INDEPENDENT ACCOUNTANTS

         The Board of Directors has appointed KPMG LLP as the independent public accountants of the Company for the current fiscal year ending December 31, 2000. It is expected that a representative of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

Required Vote

         Approval of the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000 requires the affirmative vote of the holders of a majority of shares present at the Annual Meeting in person or by proxy and entitled to vote as of the Record Date. In the event of a negative vote on such ratification, the Board of Directors will reconsider such appointment.

Recommendation of the Board of Directors

         The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth the shares of Common Stock  beneficially owned as of the Record Date by the following  persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock, by each director of the Company,  by the Chief Executive Officer of the Company,
by the  other  executive  officers  of the  Company,  and by all  directors  and officers of the Company as a group:
                                                                                              Shares
                                                                                      Beneficially Owned (2)
                                                                               -------------------------------------
      Five-Percent Shareholders, Directors and Executive Officers (1)               Number             Percent
-----------------------------------------------------------------------------  -----------------  ------------------
Five-Percent Shareholders:

Shires Income plc. .........................................................          1,549,134               14.1%
   c/o Glasgow Investment Managers
   Sutherland House, 149 St. Vincent Street
   Glasgow, Scotland G2-5DR

Directors and Executive Officers:

C. Richard Kramlich (3).....................................................          2,034,494               18.6%

Jay T. Last.................................................................          2,016,942               18.4%

Gordon R. Arnold (4)........................................................          1,050,702                9.6%

Robert C. Marshall..........................................................            247,254                2.3%

Edward K. Hague (5).........................................................            352,159                3.2%

Stephen R. Ferree (6).......................................................            218,542                2.0%

Michael C. Farr (7).........................................................            167,542                1.5%

All officers and directors as a group (7 persons)(2)-(8)....................          6,087,633               55.5%

(1) Unless otherwise indicated, the business address of each of the beneficial owners listed in this table is: c/o Sierra Monitor Corporation, 1991 Tarob Court, Milpitas, California 95035.
(2) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(3)  Includes 100,000 shares held by Pamela P. Kramlich, Mr. Kramlich's wife.
(4) Includes 77,083 shares subject to stock options exercisable within 60 days of the Record Date.
(5) Includes 120,834 shares subject to stock options exercisable within 60 days of the Record Date.
(6) Includes 63,542 shares subject to stock options exercisable within 60 days of the Record Date.
(7) Includes 63,542 shares subject to stock options exercisable within 60 days of the Record Date.
(8) Includes 325,001 shares subject to stock options exercisable within 60 days of the Record Date.

                                   MANAGEMENT

Executive Officers

         The executive officers of the Company and their ages are as follows:
                Name                      Age                               Positions
 -----------------------------------   -----------  -----------------------------------------------------------
 Gordon R. Arnold                          54       President, Chief Financial Officer, Secretary and Director

 Michael C. Farr                           42       Vice President, Operations

 Stephen R. Ferree                         52       Vice President, Marketing

 Edward K. Hague                           38       Vice President, Engineering

         Executive officers hold office until their successors are chosen, subject to early removal by the Board of Directors.

         There are no family relationships between any of the directors or executive officers of the Company.

Board Meetings and Committees

         The Board of Directors held four meetings during the fiscal year ended December 31, 1999. Each current Director attended all of the meetings of the Board of Directors held during the last fiscal year. The Board of Directors does not have a standing audit, nominating or compensation committee or other any other committees performing similar functions.

Compensation of Directors

         Directors of the Company who are not employees receive a fee of $100 for each Board meeting they attend. Directors receive no other fees.

Certain Relationships and Related Transactions

         None.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the cash compensation, including bonuses, paid to the Chief Executive Officer of the Company and the three next most highly paid executive officers for the three fiscal years ended December
31, 1999. No other executive officer of the Company received more than $100,000 in compensation during fiscal year 1999.
                           Summary Compensation Table


                                                                              Long-Term
                                                                             Compensation
                                                                                Awards
                                                                          -------------------
                                                Annual Compensation           Securities
                                             ---------------------------      Underlying            All Other
                                               Salary          Bonus           Options             Compensation
 Name and Principal Position                     ($)            ($)              (#)                   ($)
-----------------------------------          ------------  -------------  -------------------  ---------------------
 Gordon R. Arnold                     1999        84,735               0                0            72,325  (1)
  Chief Executive Officer             1998        78,931               0          100,000            72,733  (2)
                                      1997        75,723               0          100,000            55,633  (3)

 Michael C. Farr                      1999        92,973               0                0            39,083  (4)
  Vice President, Operations          1998        86,700               0           75,000            49,820  (5)
                                      1997        86,700               0           90,000            32,672  (6)

 Stephen R. Ferree                    1999        87,255               0                0            30,806  (7)
         Vice President, Marketing    1998        81,000               0           75,000            44,633  (8)
                                      1997        81,000               0           90,000            32,461  (9)

 Edward K. Hague                      1999       135,710               0          100,000             3,115 (10)
  Vice President, Engineering         1998       125,131               0          200,000             3,717 (11)
                                      1997        56,196               0          100,000             2,018 (12)

(1) Represents $68,741 paid in sales commissions, a $350 contribution by the Company under its 401(k) plan, $211 life insurance premium, and $3,023 under the Company's medical insurance plan paid in fiscal 1999.

(2) Represents $69,167 paid in sales commissions, a $350 contribution by the Company under its 401(k) plan, $374 life insurance premium, and $2,842 under the Company's medical insurance plan paid in fiscal 1998.

(3) Represents $52,324 paid in sales commissions, a $250 contribution by the Company under its 401(k) plan, $374 life insurance premium, and $2,675 under the Company's medical insurance plan paid in fiscal 1997.

(4) Represents $34,635 paid in sales commissions, a $350 contribution by the Company under its 401(k) plan, $211 life insurance premium, and $3,887 under the Company's medical insurance plan paid in fiscal 1999.

(5) Represents $45,988 paid in sales commissions, a $350 contribution by the Company under its 401(k) plan, $132 life insurance premium, and $3,350 under the Company's medical insurance plan paid in fiscal 1998.

(6) Represents $29,954 paid in sales commissions, a $250 contribution by the Company under its 401(k) plan, $150 life insurance premium, and $2,318 under the Company's medical insurance plan paid in fiscal 1997.

(7) Represents $27,222 paid in sales commissions, a $350 contribution by the Company under its 401(k) plan, $211 life insurance premium, and $3,023 under the Company's medical insurance plan paid in fiscal 1999.

(8) Represents $38,176 paid in sales commissions, a $350 contribution by the Company under its 401(k) plan, $374 life insurance premium, and $5,733 under the Company's medical insurance plan paid in fiscal 1998.

(9) Represents $22,980 paid in sales commissions, a $250 contribution by the Company under its 401(k) plan, $374 life insurance premium, and $8,857 under the Company's medical insurance plan paid in fiscal 1997.

(10) Represents a $350 contribution by the Company under its 401(k) plan, $211 life insurance premium, and $2,554 under the Company's medical insurance plan paid in fiscal 1999.

(11) Represents a $350 contribution by the Company under its 401(k) plan, $86 life insurance premium, and $3,281 under the Company's medical insurance plan paid in fiscal 1998.

(12) Represents a $250 contribution by the Company under its 401(k) plan, $36 life insurance premium, and $1,732 under the Company's medical insurance plan paid in fiscal 1997.

                                      -9-

                             EMPLOYEE BENEFIT PLANS

         The following table sets forth the number and terms of options granted to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1999:
                        Option Grants in Last Fiscal Year

                                    Individual Grants
-------------------------------------------------------------------------------------------
                                                                                                Potential Realizable
                               Number of                                                          Value at Assumed
                              Securities        % of Total                                     Annual Rates of Stock
                              Underlying          Options                                        Price Appreciation
                                Options         Granted to       Exercise                       for Option Term (1)
                                Granted        Employees in        Price       Expiration     ------------------------
           Name                   (#)           Fiscal Year      ($/Share)        Date          5% ($)      10% ($)
---------------------------  --------------  -----------------  ------------  -------------   -----------  -----------

Gordon R. Arnold                      0                -             -             -              -            -

Michael C. Farr                       0                -             -             -              -            -

Stephen R. Ferree                     0                -             -             -              -            -

Edward K. Hague                 100,000            80.0%           $0.50        10/31/09       $31,445      $79,687
---------------------------

(1) The assumed 5% and 10% compound rates of annual stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. Assuming a ten year term of the option, the total calculated compounded amount of stock appreciation is 63% (assuming 5% per year) and 159% (assuming 10% per year).

      The  following  table  provides  the  specified   information   concerning
exercises of options to purchase the Company's  Common Stock and the fiscal year end value of unexercised options held by each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1999.
                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                                                                                          Value of Unexercised
                                                            Number of Securities      --------------------------------
                                                           Underlying Unexercised        In-the-Money Options (1)
                                         Options at                  at
                             Shares         Value           Fiscal-Year End (#):           Fiscal-Year End ($):
                          Acquired on     Realized   -------------------------------- --------------------------------
         Name             Exercise (#)       ($)       Exercisable     Unexercisable    Exercisable    Unexercisable
 ---------------------  --------------- ------------ --------------  ---------------- -------------- -----------------
 Gordon R. Arnold                    0            0       73,958           26,042          32,052            4,948

 Michael C. Farr                     0            0       61,979           13,021          29,776            2,474

 Stephen R. Ferree                   0            0       61,979           13,021          29,776            2,474

 Edward K. Hague                     0            0      108,334          191,666          33,875           51,125
 ------------------------

(1) Represents the market value of the securities underlying the options at the fiscal year end, less the exercise price of "in-the-money" options. The closing price of the Company's last reported sale of Common Stock on December 31, 1999 was $0.75 per share. Includes incentive stock options previously granted to employees under the Company's 1986 and 1996 Option Plans with exercise prices ranging from $0.22 to $0.75 per share.

Changes to Compensation Plans

         The Company has proposed an amendment to increase the number of shares reserved for issuance and sale under the Company's 1996 Stock Plan. (See PROPOSAL TWO - AMENDMENT TO THE 1996 STOCK PLAN above.) Because all grants under the 1996 Stock Plan are made at the discretion of the Board of Directors, future grants under such 1996 Stock Plan are not yet determinable. Accordingly, the following table summarizes the number of stock options granted under the 1996 Stock Plan during the last fiscal year ended December 31, 1999 to (i) the persons named in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees (excluding executive officers) as a group.

                                New Plan Benefits
                                                               1996 Stock Plan (1)
                                                         -------------------------------
                                                           Exercise
                                                             Price
                                                         ($ per Share)      Number of
                  Name and Position                           (2)        Options Granted
------------------------------------------------------   -------------   ---------------
 Gordon R. Arnold                                                 -                0
  Chief Executive Officer

 Michael C. Farr                                                  -                0
  Vice President, Operations

 Stephen R. Ferree                                                -                0
  Vice President, Marketing

 Edward K. Hague                                               $0.50         100,000
  Vice President, Engineering

Current Executive Officers, as a group                         $0.50         100,000

Non-Executive Officer Directors, as a group                       -                0

Non-Executive Officer Employees, as a group                    $0.75          25,000
-------------------------------------------------------

(1) Only employees and consultants (including officers and directors) of the Company are eligible for option grants under the 1996 Stock Plan as approved by the Company's Board of Directors.

(2) Exercise prices for the options granted during the fiscal year ended December 31, 1999 under the 1996 Stock Plan are shown on a weighted-average basis for the groups presented. Future benefits under the 1996 Stock Plan are not determinable, as grants of options are made at the sole discretion of the Company's Board of Directors and are dependent upon the price of the Company stock in the future.

                                      -11-

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities during fiscal year 1999 to file reports of initial ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the fiscal year ended December 31, 1999, all remaining Section 16(a) filing requirements applicable to its officers, directors and ten-percent shareholders were complied with.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted at the meeting.

                                                      For the Board of Directors
                                                      SIERRA MONITOR CORPORATION


                                                      /s/ Gordon R. Arnold

                                                      Gordon R. Arnold
                                                      President

Dated:  April 7, 2000

                                      -12-